For the semi-annual period ended 6/30/98
File number: 811-3326


                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Fort James Corporation

2.   Date of Purchase
       2/12/98

3.   Number of Securities Purchased
       93,894

4.   Dollar Amount of Purchase
       $4,055,306

5.   Price Per Unit
       $43.19

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Morgan Stanley Dean Witter
       Merrill Lynch & Co.
       Salomon Smith Barney

7.     Other   Members  of  the  Underwriting
Syndicate


     Robert W. Baird & Co.
     BancAmerica Robertson Stephen
     Bear, Sterns & Co., Inc.
     BT Alex, Brown Incorporated
     Chase Securities, Inc.
     Credit Suisse First Boston Corporation
     EVEREN Securities, Inc.
     Janney Montgomery Securities LLC
     Edward D. Jones & Co., L.P.
     Nationsbanc Montgomery Securities LLC
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Scott & Stringfellow, Inc.
     Morgan   Stanley  &  Co.   International
Limited
     Merrill Lynch International
     Smith Barney, Inc.



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